Exhibit 99.2

                      CRITICAL HOME CARE, INC. NEWS RELEASE

FOR IMMEDIATE RELEASE

CRITICAL HOME CARE, INC. ANNOUNCES APPOINTMENT OF
JOHN T. THORNTON TO BOARD OF DIRECTORS

SOUTHFIELD, MI. June ___ --Critical Home Care, Inc. (OTC Bulletin Board: CCLH.OB
- News), a national provider of staffing and home care services and products, announced today that John T. Thornton has been appointed to the Company's Board of Directors. Critical Home Care, Inc.'s Chairman and CEO John E. Elliott also announced that Mr. Thornton will serve as Chairman of the Company's Audit Committee. Other members of the Audit Committee are Mitchell Cooper and President and Chief Operating Officer Larry Kuhnert. Critical Home Care also announced the change of its headquarters from Westbury, New York to Southfield, Michigan.

Mr. Thornton is the owner and manager of J.T. Investments, Inc., a real estate development and investment firm. He is also a director of XL Capital, Ltd., an insurance, reinsurance and financial products company listed on the New York Stock Exchange. Mr. Thornton's prior business experience includes serving as Executive Vice President and Chief Financial Officer of Norwest Corporation (now Wells Fargo) and Vice President and Controller of Texasgulf Inc., a mining, oil and gas company. Mr. Thornton is a member of the New York State Bar and a certified public accountant. He obtained law and undergraduate degrees from St. John's University in New York.

COMPANY DESCRIPTION
-------------------

Critical Home Care, Inc. through its recently acquired subsidiary, Arcadia Services, Inc., is a national provider of staffing and home care services with locations in multiple states and revenues of approximately $75 million for its calendar year 2003. Also, Critical Home Care, Inc. through its recently acquired subsidiary, Arcadia Rx, LLC, operates a mail service pharmacy with revenues of approximately $3 million for its calendar year 2003. In addition, Critical Home Care, Inc. has subsidiaries in the durable medical equipment business.

Critical Home Care's Chairman and Chief Executive Officer is John E. Elliott,
II. The Company's President and Chief Operating Officer is Lawrence Kuhnert.

FORWARD - LOOKING STATEMENTS
----------------------------

Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended.

Actual results may differ materially from those anticipated or implied in the forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors. These factors include competition factors, such as the size and resources of many of our competitors, general economic conditions in both foreign and domestic markets, cyclical factors affecting the durable medical equipment and home health care industries, lack of growth in the durable medical equipment and home health care industries, our ability to comply with government regulations, changes in the way in which the durable medical equipment and home health care providers are reimbursed by the government and private insurers, our limited operating history, a failure to manage our business effectively and profitably, our ability to sell both new and existing services and products at profitable yet competitive prices, and the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services. The forward-looking statements contained in this news release speak only as of the date hereof. Additional information with respect to these and other factors that could materially affect the Company is included in the Company's filings with the Securities and Exchange Commission, including its quarterly report on Form 10-QSB for March 31, 2004 and its annual report on Form 10-KSB for September 30, 2003.

Contact:   John E. Elliott, II
           Critical Home Care, Inc.
Office:    (248) 352-7530
Mobile:    (734) 516-2803